As filed with the Securities and Exchange Commission on August 4, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGELLAN MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1599053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive offices, including zip code)

Magellan Midstream Partners

Long-Term Incentive Plan

(Full title of the plan)

Lonny E. Townsend

One Williams Center

Tulsa, Oklahoma 74172

(Name and address of agent for service)

(918) 574-7000

(Telephone number, including area code, of agent for service)

Copies to:

Brett E. Braden

Latham & Watkins LLP

717 Texas Avenue, 16th Floor

Houston, TX 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Units Representing Limited Partner Interests	1,500,000 Units	$58.29	$87,435,000	$10,151.21

(1)	Each common unit representing limited partnership interests of the Registrant (“Common Units”) being registered hereunder, if issued prior to the termination of the Registrant’s Unit Purchase Rights Agreement dated as of December 4, 2008, as amended, will include one Common Unit purchase right. Prior to the occurrence of certain events, the Common Unit purchase right will not be exercisable or evidenced separately from the Common Units.
(2)	Represents Common Units issuable under the Magellan Midstream Partners Long-Term Incentive Plan, as amended and/or restated from time to time (the “Plan”). The Plan authorizes the issuance of up to 4,700,000 Common Units, of which 1,500,000 Common Units are being registered hereunder and 3,200,000 Common Units have been registered previously. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional number of Common Units that become available under the Plan because of events such as recapitalizations, unit distributions, unit splits or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, based on the average of the high and low trading prices of our Common Units reported on the New York Stock Exchange on July 29, 2011.

INTRODUCTION

On April 27, 2011, the limited partners of Magellan Midstream Partners, L.P. (“we,” “our,” the “Registrant”) approved an amendment to the Plan, which increased the number of authorized Common Units that may become issuable under the Plan by 1,500,000 Common Units.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Plan authorizes the issuance of up to 4,700,000 Common Units. We previously registered (i) 1,400,000 Common Units (after giving effect to a two-for-one split of Common Units that occurred on April 12, 2005) issuable under the Plan on the Registration Statement on Form S-8 filed with the Commission on October 16, 2001, as amended on August 4, 2011 (Registration No. 333-71670), and (ii) 1,800,000 Common Units issuable under the Plan on the Registration Statement on Form S-8 filed with the Commission on November 7, 2007 (Registration No. 333-147206) (collectively, the “Prior Registration Statements”). Under this Registration Statement, we are registering an additional 1,500,000 Common Units issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements of the Registrant appearing in our Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 8.	Exhibits.

See Index to Exhibits herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 4th day of August, 2011.

MAGELLAN MIDSTREAM PARTNERS, L.P.

BY: MAGELLAN GP, LLC,
its General Partner

By:	/s/ Michael N. Mears
Michael N. Mears
Chairman of the Board, President and Chief Executive Officer of the General Partner

POWER OF ATTORNEY

Each person whose signature appears below appoints John D. Chandler and Lonny E. Townsend, and each of them, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of August, 2011.

Signature	Title

/s/ Michael N. Mears	Chairman of the Board, President and Chief Executive
Michael N. Mears	Officer of the General Partner

/s/ John D. Chandler	Senior Vice President and Chief Financial Officer of the
John D. Chandler	General Partner

/s/ Walter R. Arnheim	Director of the General Partner
Walter R. Arnheim

/s/ Robert G. Croyle	Director of the General Partner
Robert G. Croyle

/s/ Patrick C. Eilers	Director of the General Partner
Patrick C. Eilers

/s/ James C. Kempner	Director of the General Partner
James C. Kempner

/s/ James R. Montague	Director of the General Partner
James R. Montague

/s/ Barry R. Pearl	Director of the General Partner
Barry R. Pearl

INDEX TO EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated September 28, 2009 (filed as Exhibit 3.1 to Form 8-K filed September 30, 2009).

4.2	Unit Purchase Rights Agreement dated as of December 4, 2008 between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-A filed December 5, 2008).

4.3	Amendment No. 1 dated as of March 3, 2009 to Unit Purchase Rights Agreement dated as of December 4, 2008 between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form 8-K filed March 4, 2009).

5.1+	Opinion of Latham & Watkins LLP.

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+	Consent of Independent Registered Public Accounting Firm.

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Magellan Midstream Partners Long-Term Incentive Plan, as amended and restated on July 21, 2011 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011 filed with the Commission on August 4, 2011).

+	Filed herewith.